Exhibit r.1

Code of Ethics

Allianz Funds, Allianz Funds Multi-Strategy Trust, Premier Multi-Series VIT,

AllianzGI Institutional Multi-Series Trust, The Korea Fund, Inc., and

Allianz Global Investors Sponsored Closed-End Funds1

Independent Trustees/Directors of the Funds

This Code of Ethics (the “Code”) has been adopted pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Act”), as the code of ethics for the Funds, with the intent that all acts, practices and courses of business engaged in by the Funds’ Access Persons (as such term is defined in Rule 17j-1) reflect high ethical standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder. This Code is based on the principle that Access Persons of the Funds owe a fiduciary duty to the shareholders of the Funds. Except for the Trustees/Directors of the Funds who are not “interested persons,” as defined in Section 2(a)(19) of the Act (the “Independent Trustees/Directors”), all Access Persons of the Funds are currently subject to a code of ethics of the Funds’ investment adviser or its affiliates that has been adopted pursuant to Rule 17j-1 of the Act with respect to the Funds (an “Adviser Code”). It is the policy of the Funds that, in the future, any new Access Persons of the Funds who are not Independent Trustees/Directors shall be subject to, and shall adhere to, an Adviser Code. Thus, the substantive provisions of this Code, as set forth below, apply only to the Independent Trustees/Directors.

I. Definitions

(A) A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(B) A security is “being purchased or sold” by a Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

(C) “Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

(D) “Control” has the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that “control” generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

[1]	The listed entities which are open-end investment companies are known as the “Trusts” and the listed entities which are closed-end investment companies are known as the “Closed-End Funds.” The Trusts’ respective series and the Closed-End Funds are collectively known as “Funds” (each, a “Fund”).

(E) A “Security Held or to be Acquired” by a Fund means: (1) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section I(E)(1) herein.

(F) “Covered Security” has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1 (such securities, “Excluded Securities”)2.

(G) “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

II. Prohibited Purchases and Sales

(A) It is unlawful for an Independent Trustee/Director, in connection with his or her purchase or sale, directly or indirectly, of a Security Held or to be Acquired by a Fund:

(1) to employ any device, scheme or artifice to defraud a Fund;

(2) to make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

(3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

(4) to engage in any manipulative practice with respect to a Fund.

[2]	For Independent Trustees/Directors of the Allianz Global Investors Sponsored Closed-End Funds and The Korea Fund, Inc., the term “Covered Securities” also includes any share of an Allianz Global Investors Sponsored Closed-End Fund or The Korea Fund, Inc. for which he/she is an Independent Trustee/Director. Transactions in such Covered Securities must be pre-cleared using the form at Appendix I of this policy. The purpose is to confirm that the transaction is in compliance with the Fund’s Code of Ethics and Section 16 of the Securities and Exchange Act of 1934, Rule 10b-5 of the Securities Exchange Act of 1934 and Section 30(h) of the Investment Company Act of 1940.

(B) In connection with Section II(A), it shall be impermissible for an Independent Trustee/Director to purchase or sell, directly or indirectly, any Covered Security (or any option to purchase or sell such Covered Security) in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows at the time of such purchase or sale:

(1) is being considered for purchase or sale by a Fund, or

(2) is being purchased or sold by a Fund.

This prohibition shall apply to a transaction if it occurs within 15 days before or after either:

(1) the purchase or sale of such Covered Security by a Fund; or

(2) the consideration of such purchase or sale by a Fund or its investment adviser on behalf of a Fund.

(C) Any Independent Trustee/Director who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Chief Compliance Officer (“CCO”) of the Fund (or his or her delegate), as appropriate, prior to proceeding with the transaction.

III. Exempted Transactions

The prohibitions of Section II(B) of this Code shall not apply to the following transactions:

(1) Purchases or sales of securities over which the Independent Trustee/Director has no direct or indirect influence or control;

(2) Purchases or sales of securities which are not eligible for purchase or sale by a Fund;

(3) Purchases or sales of securities which are non-volitional on the part of either the Independent Trustee/Director or a Fund;

(4) Purchases of securities which are part of an Automatic Investment Plan; and

(5) Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

IV. Compliance

(A) Review

(1) Subject to the supervision of the respective audit committee, the Funds’ CCO is responsible for administering this Code. The Funds’ CCO will report any violations or suspected violations to the chair of the audit committee or, if the violation or suspected violation involves the chair of the audit committee, to the chair of the Board.

(2) The audit committee is responsible for resolving interpretive questions that may arise under this Code and for imposing any sanctions under this Code. Sanctions may include, but are not limited to, fines, disgorgement of profits or other sanctions deemed appropriate by the audit committee. The Board will be informed on a timely basis (no later than the next regularly scheduled quarterly meeting) of each sanction imposed in response to a violation of this Code.

(B) Periodic Reports

(1) Each Independent Trustee/Director shall be required to sign an acknowledgement that he or she has read and understands this Code. A form for this purpose is attached to this Code as Appendix II.

(2) Each Independent Trustee/Director shall be required to certify annually that he or she has complied with the requirements of this Code during the prior year. A form for this purpose is attached to this Code as Appendix III.

(3) No less frequently than annually, the Funds shall furnish to the Board, and the Board must consider, a written report that:

(i) Describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(ii) Certifies that the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(C) Questions

Questions regarding this Code should be addressed to the Funds’ CCO, the Funds’ Chief Legal Officer, or to counsel to the Independent Trustees/Directors.

V. Insider Trading Policy

It is unlawful for Independent Trustees/Directors to use material, non-public information in violation of the federal securities laws (“Insider Trading”). Independent Trustees/Directors must abide by the Insider Trading Policy attached to this Code as Appendix IV.

VI. Confidentiality

Independent Trustees/Directors acknowledge that each Fund discloses to its Independent Trustees/Directors, and Independent Trustees/Directors will otherwise come into possession of while acting in their capacity as such, certain information and data which a Fund wishes to keep confidential, including, but not limited to, information regarding a Fund’s governance, the Board, officers and other management (including regarding a Fund’s investment adviser and sub-adviser(s)), minutes and other records of meetings, investment program, strategies and performance, portfolio holdings, dividends and distributions, investment leverage, compliance, legal and regulatory matters (including Fund policies and procedures), valuation of assets, administration, custody, finances or operations (including information relating to financial statements), corporate actions, strategic plans, litigation and regulatory inquiries, communications, examinations and enforcement activities, shareholders and related communications, marketing, intellectual property and trade secrets, and information which is proprietary to a Fund or its adviser or sub-adviser or which a Fund has obtained from third parties and with respect to which the Fund is obligated to maintain confidentiality (collectively, “Confidential Information”). Independent Trustees/Directors of the Funds acknowledge that each Fund’s business is extremely competitive; dependent in part upon the maintenance of confidentiality, and that any disclosure of Confidential Information could result in serious harm to a Fund or its officers, Trustees/Directors or management. For these reasons, Independent Trustees/Directors of the Funds must use Confidential Information only in connection with their duties related to the Funds and may not use Confidential Information in any way that is or could be deemed to be detrimental to a Fund or its officers, Trustees/Directors or management. Further, Independent Trustees/Directors may not disclose, directly or indirectly, Confidential Information with respect to a Fund to any third person or entity, other than representatives of Fund management and their affiliates, and authorized representatives or agents of the Fund that require such Confidential Information in order to perform services for a Fund, and must treat all such information as confidential and proprietary property of the Fund.

VII. Records

The Funds shall maintain records in the manner and to the extent set forth below, under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for appropriate examination by representatives of the SEC.

(1) A copy of this Code and any other Code of Ethics which is, or at any time within the past five years, has been in effect shall be preserved in an easily accessible place;

(2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3) A copy of each report required by Section IV(B)(3) of the Code shall be preserved by the Funds for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

VIII. Amendment: Interpretation of Provisions

The Board may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.

Appendix I

INDEPENDENT TRUSTEES/DIRECTORS

PRECLEARANCE OF ALLIANZGI CLOSED-END FUND

and THE KOREA FUND TRANSACTION FORM

(To be submitted to the Funds’ CCO)

(1)	Name of trustee/director requesting authorization:

(2)	Name of the account where the trade will occur (if different from #1):

(3)	Relationship of (2) to (1):

(4)	Name of fund and type of security (e.g. common or preferred shares):

(5)	Ticker Symbol:

(6)	Intended number of shares:

(7)	Is the transaction being requested a purchase or sale?
(NOTE: short sales are not permitted)

(8)	Has the fund completed all its initial common and preferred shares offerings and is not otherwise engaged in an offering of its shares?	_____ Yes	_____ No

(9)	Do you possess material nonpublic information regarding the security or the issuer of the security?	_____ Yes	_____ No

(10)	If the requested transaction is a sale, have the shares been held at least 6 months?	_____ Yes	_____ No

NOTE: If you have any questions about how to complete this form please contact Thomas Harter, Funds’ CCO, at (949) 219-2630.

Approvals are valid until the close of business on the day approval has been granted. Accordingly GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you must submit a new preclearance request. Obtaining preclearance satisfies the preclearance requirements of the Funds’ Code of Ethics (the “Code”) and does not imply compliance with the Code’s other provisions.

By signing below, the undersigned certifies the following: The undersigned agrees that the above requested transaction is in compliance with the Funds’ Code of Ethics and Section 16 of the Securities and Exchange Act of 1934 and Section 30(h) of the Investment Company Act of 1940.

Trustee/Director Signature

Date Submitted

Authorized_____Not Authorized____

By:
Printed Name:
Date:

Appendix II

ACKNOWLEDGMENT CERTIFICATION

I hereby certify that I have read and understand the Code of Ethics. Pursuant to such Code, I recognize that I must comply in all respects with the requirements of this Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:

Signature:

Appendix III

ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, 20            . I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:

Signature:

Appendix IV

INSIDER TRADING POLICY

While the law concerning insider trading is not static, it is generally understood that the federal securities laws prohibit:

(1)	trading by an insider, while aware of material, non-public information;

(2)	trading by a non-insider, while aware of material, non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

(3)	an insider communicating material, non-public information to others;

(4)	a non-insider communicating material, non-public information to others where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and

(5)	trading while aware of material, non-public information regarding a tender offer.

It is the Funds’ policy that:

(1)	no Independent Trustee/Director may trade in any security, either personally or on behalf of others, while aware of material, non-public information relating to the issuer of that security;

(2)	no Independent Trustee/Director may communicate material, non-public information to any other person;

(3)	no Independent Trustee/Director aware of material, non-public information may recommend trading a security in an issuer to which the information relates, or otherwise recommend the purchase or sale of any such security; and

(4)	no Independent Trustee/Director shall trade in violation of federal securities laws in a security subject to a tender offer while aware of material, non-public information relating to the tender offer or the issuer of the security.

The foregoing should be understood as a brief synopsis of a complex legal subject matter and shall not be deemed to prohibit conduct that is otherwise lawful and consistent with an Independent Trustee’s/Director’s fiduciary duty.

Any questions regarding this policy should be referred to the Funds’ CCO, the Funds’ Chief Legal Officer, or to counsel to the Independent Trustees/Directors.